UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities and Exchange Act of 1934 (Amendment No. )

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                              KeySpan Corporation
                              -------------------
                (Name of Registrant as Specified in Its Charter)

                                     (N/A)
                                     -----
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(1)  Title of each class of securities to which transaction applies:
     N/A______________________________________________________________
(2)  Aggregate number of securities to which transaction applies:
     N/A______________________________________________________________
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     to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is
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



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


The following communications were distributed to all employees through our internal email system and will be posted on our internal KeySpan website. They will also be printed and posted in common areas of KeySpan's facilities (i.e elevator banks, employee lounges, areas where publications are generally located and available for employees to pick up and read, etc.) for employees to read.


Communication #1:
-----------------

First Two Issues of: National Grid/KeySpan Integration Update

As we move forward with the National Grid/KeySpan integration, communication will play a critical role.With that in mind, we've attached the first two installments of what will become a series of National Grid/KeySpan Integration Update communications.

The first two issues of this publication address frequently asked questions submitted by employees to the Merger Hotline, including questions regarding the effect of the transaction on their KeySpan Common Stock holdings in the Employee Discount Stock Purchase Plan and the KeySpan 401(k) Plan.




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

Communication #2.
--------------------------------------------------------------------------------
nationalgrid                    KEYSPAN                  Integration Update
--------------------------------------------------------------------------------
Volume I Issue I                                               March 2006
--------------------------------------------------------------------------------

                      Your Top 10 Qs (and As) on the Merger

As we move forward with the National Grid/KeySpan integration, it will become easier to answer more of your questions about the merger. In the meantime, we've put together the first in what will be a series of Integration Update communications with information as complete as possible in these preliminary stages of the transaction.

Also, managers and officers throughout the Company will address issues and concerns specific to their areas as we move through this integration process together.

1. Why did KeySpan decide to sell?

The timing is favorable from both regulatory and economic vantage points. New federal regulations on interstate ownership of utilities make it easier for companies to buy and sell assets. This has resulted in consolidations in our industry as companies seek to drive increased shareholder value. Utility valuations are also relatively high, so selling now provides an attractive opportunity to deliver significant value to our shareholders.

2. Why did we accept National Grid's offer?

National Grid's all-cash offer for KeySpan will provide our shareholders the best return on their investment, with an immediate premium to the unaffected closing stock price. And from a customer perspective, National Grid has an impressive track record in delivering safe, reliable, efficient, low-cost service. Finally, National Grid intends to leverage its technology expertise to introduce efficiencies and best practices that will improve performance and benefit customers over the long term.

3. What attracted National Grid to KeySpan?

The KeySpan acquisition is a natural extension of National Grid's U.S. growth strategy. KeySpan is a leading gas and electric delivery company. It's an excellent geographic, operational and strategic fit. We also have a strong operational track record and good growth prospects, particularly in the diversified, strong and growing Long Island and metropolitan areas, which provide an excellent foundation for continued economic growth.

The combined company, which will be the third largest energy delivery company in the U.S., will have greater resources available to enhance generation assets and energy delivery infrastructure, as well as enjoy synergies that will benefit customers.

4. How will the transaction impact our electric business operations - the LIPA relationship and electric generation?

LIPA continues to receive the highest level of service and we are committed to continue that. The relationship with LIPA is very important to KeySpan, and we will continue to operate and provide services to LIPA with existing personnel under the KeySpan name. Continuing efficiency/service investments for the benefit of LIPA's one million customers remains a high priority.

One thing to keep in mind: Although LIPA doesn't have a say in the approval process of our deal with National Grid, a change of control does allow them to consider the Management Services Agreement (MSA) contract in default. As many employees know, we just completed negotiations on a very favorable new contract for LIPA's customers that would last through 2013. So in the coming months, we'll be working hard to convey the positive nature of this deal to LIPA customers. We'll be working with government on all levels to keep them informed of the benefits to consumers and our employees. We'll also be helping LIPA with its analysis and taking our own very detailed look into potential benefits for gas and electric customers.


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


                      Your Top 10 Qs (and As) on the Merger

Continued from front


As far as electric generation goes, National Grid has no current plans to divest KeySpan's generation portfolio, which is substantially supported by long-term contracts with LIPA and the attractive characteristics of the New York City capacity market.

5. Who will be responsible for integrating the two companies? How will decisions be made?

An Integration Team with members from both organizations will be appointed to carefully, thoroughly and thoughtfully study how we will consolidate the businesses. John Caroselli, KeySpan EVP and Chief Strategy Officer, has been selected to lead the National Grid-KeySpan integration effort on behalf of KeySpan. John will work with Kwong Nuey, SVP and Chief Information Officer, who will be the integration team lead for National Grid. They will put together a team of National Grid and KeySpan delegates who will work over the next several months to identify how the combined companies will operate once the merger goes forward.

6. How will this acquisition affect my department or a major project that I'm working on?

Honestly, it's too soon to tell. But things will become clearer once the Integration Team begins to look at how we can combine our companies' expertise and best practices to create greater efficiencies and one stronger company. Throughout this process, it's really important for employees to remain focused on providing the best possible service to customers.

7. Will there be cuts in union or management positions?

National Grid will honor all labor agreements currently in effect with KeySpan unions, and all KeySpan employees will become National Grid employees upon completion of the acquisition. The Integration Team will study how best to integrate the businesses, including looking at where we may have duplicate functions. They will be guided by how best to deliver safe, reliable, efficient service to customers. As in past mergers, we expect to achieve any job reductions through attrition and voluntary programs.

8. Will facilities be closed or departments moved to different facilities?

We expect to find that certain facilities can be combined. But it's too early to discuss specifically what may happen. The Integration Team will be looking at this and we will communicate decisions as soon as possible after they're made.

9. How will my benefits be affected?

Will KeySpan employees be moved into the National Grid compensation and benefits plans? Both companies offer comprehensive benefits packages. As a condition of the merger, National Grid will provide non-union KeySpan employees with an aggregate benefits package equivalent to KeySpan's current benefits program for two years after the merger closes. During the integration process, the benefits plans at both KeySpan and National Grid will be reviewed. One of the Integration Team's requirements is to develop recommendations for a benefits program for non-union employees; National Grid will continue to provide the benefits packages negotiated for KeySpan's union employees. Going forward, the combined company is committed to providing a competitive wage and benefits package to all employees.

10. Where is National Grid stock traded, and will employees be able to purchase it at a discount?

National  Grid  ordinary  shares  are  traded in the U.K.  on the  London  Stock
Exchange under the ticker symbol "NG." In the U.S., National Grid stock is traded on the New York Stock Exchange as an American Depositary Share (ADS) under the ticker symbol NGG; each ADS represents five ordinary shares traded on the London Exchange. Currently, there is no discount stock purchase plan for employees. National Grid shares are, however, offered as an investment option under National Grid 401(k) plans.


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

Communication #3
--------------------------------------------------------------------------------
nationalgrid                    KEYSPAN                  Integration Update
--------------------------------------------------------------------------------
Volume I Issue II                                                 March 2006
--------------------------------------------------------------------------------
                         Important Information Regarding
                KeySpan Common Stock Through Your Employee Plans

Since the National Grid transaction was announced, employees have raised many questions regarding the effect of the transaction on their KeySpan Common Stock holdings in the Employee Discount Stock Purchase Plan and the KeySpan 401(k) Plan. The following answers respond to employees' most frequently asked questions:

Employee Discount Stock Purchase Plan (EDSPP)
---------------------------------------------
Q. What happens to my shares of KeySpan Common Stock in my EDSPP account once the acquisition occurs?
A: Once the acquisition occurs, National Grid will purchase all outstanding shares of KeySpan Common Stock for $42 per share (the transaction price). At that time, any shares that you have in your account will be converted to cash. You will receive a payment for the cash proceeds which will have tax consequences in the year in which the acquisition occurs.

Q. Can I exchange my shares of KeySpan Common Stock for shares of National Grid?
A: No. The transaction only provides for a cash purchase of each share of KeySpan Common Stock at $42.

Q. What are the tax consequences with respect to shares purchased under the current plan?
A: After the acquisition, you will receive a cash payout equal to the $42 per share transaction price. There are different tax consequences depending upon how long you've held the shares in the EDSPP. We are still checking the impact of various IRS pronouncements on the tax consequences of selling stock acquired under this EDSPP (and its predecessors) as it existed prior to May 2003. The following is a summary of the potential tax impact from the sale of shares purchased within the current (post May 2003) EDSPP:

For gain on sales of shares acquired under the current EDSPP (post May 2003)
A: In general, your overall taxable gain resulting from the sale on your stock in the EDSPP to National Grid will be equal to the difference between the sale price ($42) and the discounted price (purchase price less the 10% discount) you paid for the stock.

Part of the gain is compensation (ordinary) income, and part is capital gain. Under the current EDSPP (post May 2003) the compensation (ordinary) income part is an amount equal to the discount granted at the time of purchase. The balance of the gain is capital gain. If the stock was held for more than one year, the capital gain part will be long term capital gain. If the stock was held for less than one year, the capital gain part will be a short term capital gain.

PLEASE NOTE: You will receive additional information in future communications regarding sales of shares acquired under the EDSPP and related tax implications. You should consult your tax advisor for more information regarding the potential tax impact on your tax return.

Q. Will I be able to continue my contributions to the EDSPP up until the transaction is consummated?
A: Currently, you may continue to make contributions to the EDSPP and continue to receive a 10% discount on the purchase of KeySpan shares through the EDSPP. However, the provisions of the EDSPP are subject to review by KeySpan's Board of Directors at any time.

Q. How can I change my payroll deductions or enroll in the EDSPP?
A: In order to change your payroll deductions or enroll in the EDSPP you must complete an "EDSPP Form for Payroll Deduction Authorization, Change or Cancellation" and forward it to the appropriate payroll department listed on the form. To access this form go to the Intranet Homepage and click on Need a Form? under Quick Links. Once you have accessed the forms page the EDSPP form can be found under the Stock Plans Area.


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


KeySpan 401(k) Plan
-------------------
Q. Will the KeySpan Common Stock Fund remain an investment option in the Plan?
A. Until the transaction is consummated, KeySpan anticipates that the KeySpan Common Stock Fund will remain an investment option in the Plan. Therefore, no action needs to be taken at this time if you'd like to continue to invest in the KeySpan Common Stock Fund. Once the transaction is consummated, the KeySpan Common Stock Fund will be eliminated as an option in the Plan.

Q. What will happen to my investment in the KeySpan Common Stock Fund once the merger transaction is consummated?
A. At the time of merger, National Grid will purchase all outstanding shares of KeySpan Common Stock for $42 per share and any holdings you have in the KeySpan Common Stock Fund will be converted to cash. At that time, you will be able to allocate the cash proceeds to another investment option within the Plan's then-current fund lineup.

Q. Can I still allocate contributions to the KeySpan Common Stock Fund?
A. Yes. We anticipate that until the transaction is consummated, you will continue to be able to allocate all or a portion of your Pre-Tax Contributions and/or your Employer Matching Contributions to the KeySpan Common Stock Fund. Please note that continued investment in any fund offered under the Plan, including the KeySpan Common Stock Fund, is subject to the discretion of the KeySpan Investment Review Committee.

Q. Will I still receive a discount on the purchase of KeySpan Common Stock in the Plan?
A. Yes. If you are currently eligible, you will continue to receive a 10% discount on the purchase of KeySpan Common Stock in the KeySpan Common Stock Fund.

Q. Will I still receive dividends on KeySpan Common Stock in the KeySpan Common Stock Fund?
A. Yes. As long as KeySpan's Board of Directors continues to declare dividends, you will continue to receive dividends on any KeySpan Common Stock holdings you have in the Plan until the transaction is consummated.

Q. Can I exchange my holdings in the KeySpan Common Stock Fund to purchase shares of National Grid?
A. No. Currently National Grid shares are not an investment option in the Plan.

Please be assured that KeySpan is committed to keeping you informed about any changes to the EDSPP and the KeySpan 401(k) Plan and will continue to communicate with you as KeySpan and National Grid work toward the consummation of the transaction.

If you have questions about your EDSPP account,  please contact Computershare at
(800) 666-7401. If you have questions about your KeySpan 401(k) account please contact Vanguard at 1-800-523-1188 or visit vanguard online at www.vanguard.com. Any other questions you may have regarding how the National Grid acquisition of KeySpan will affect your holdings in your employee plans please contact KeySpan's Stock Plans Hotline at (718) 403-3131 or e-mail the Stock Plans Group at financial@keyspanenergy.com.

Additional Information and Where to Find It
-------------------------------------------
KeySpan intends to file with the Securities and Exchange Commission ("SEC") a proxy statement and other relevant documents in connection with the proposed transaction between KeySpan and National Grid Investors and security holders of KeySpan are advised to read the proxy statement and other relevant documents when they become available, as they will contain important information about the transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by KeySpan with the SEC, when they become available, at the SEC's web site at http://www.sec.gov.

KeySpan and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its security holders in connection with the proposed transaction. Information concerning the interests of KeySpan's participants in the solicitation is set forth in KeySpan's most recent proxy statement and Annual Report on Form 10-K filed (filed with the Securities and Exchange Commission on March 30, 2005 and March 2, 2006, respectively) and will be set forth in the proxy statement relating to the merger when it becomes available.


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


Additional Information and Where to Find It
-------------------------------------------
KeySpan intends to file with the Securities and Exchange Commission (the "SEC") a proxy statement and other relevant documents in connection with the proposed acquisition of KeySpan by National Grid. Investors and security holders of KeySpan are advised to read the proxy statement and other relevant documents when they become available, as they will contain important information about the transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by KeySpan with the SEC, when they become available, at the SEC's web site at http:/www.sec.gov.

KeySpan and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its security holders in connection with the proposed acquisition. Information concerning the interests of KeySpan's participants in the solicitation is set forth in KeySpan's most recent proxy statement and Annual Report on Form 10-K (filed with the SEC on March 30, 2005 and February 28, 2006, respectively) and will be set forth in the proxy statement relating to the acquisition when it becomes available.



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